Exhibit 2.01
Resource Extraction Payment Report

Payments Overview1,2

The table below summarizes the relevant payments to governments made by Murphy Oil Corporation in the year ended December 31, 2025, by country and payment type.

For payments where the Payment Currency differs from the Reporting Currency, the conversion to U.S. dollars is based on the exchange rate as of December 31, 2025.

$USD Million
Country	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Community and Social Responsibility	Total Amount paid by Country
Canada	$11.5	$48.2	$4.1	$10.8	$—	$—	$74.6
Côte d'Ivoire	$—	$—	$0.1	$—	$—	$2.3	$2.4
United States	$—	$235.6	$4.2	$—	$5.3	$—	$245.1
Vietnam	$2.7	$—	$—	$—	$—	$0.3	$3.0
Total	14.2	283.8	8.4	10.8	5.3	2.6	325.1

Details of payments made to the governments of each country are provided in the following pages.

1 Murphy Oil Corporation did not make any payments for dividends or infrastructure improvement in the scope of this disclosure in 2025.
2 Amounts reported in this exhibit are shown in millions of U.S. dollars. All payments were made in the fiscal year 2025.

Murphy Oil Corporation 2025 Resource Extraction Payment Report

Exhibit 2.01
Canada

$USD Million
Payee Name	Payment Currency	Business Segment	Taxes	Royalties	Fees	Production Entitlements	Total Amount paid by Payee
Government of Canada	CAD	Canada	6.4	7.9			14.3
Municipal District of Greenview, Alberta	CAD	Canada	0.8				0.8
Government of Alberta	CAD	Canada	3.5	6.3	0.7		10.5
Government of Alberta	In-Kind[1]	Canada				10.8	10.8
Government of British Columbia	CAD	Canada	0.8	12	3.2		16.0
Government of Newfoundland and Labrador	CAD	Canada		22	0.2		22.2
Total			11.5	48.2	4.1	10.8	74.6

$USD Million
Project Name	Payment Currency	Business Segment	Taxes	Royalties	Fees	Production Entitlements	Total Amount paid by Project	Onshore / Offshore
Oil-Well-CA-NL	CAD	Canada	1.2	29.9	0.2		31.3	Offshore-North Atlantic Ocean
Natural Gas-Well-CA-BC	CAD	Canada	0.9	12.0	3.2		16.1	Onshore
Oil -Well-CA-AB	CAD	Canada	9.4	6.3	0.7		16.4	Onshore
Oil -Well-CA-AB	In-Kind[1]	Canada				10.8	10.8	Onshore
Total			11.5	48.2	4.1	10.8	74.6

1 Payments made in-kind are reported at the monthly average sale price in Canadian dollars, which is then converted to U.S. dollars at the exchange rate as of the fiscal year ended 2025.
Murphy Oil Corporation 2025 Resource Extraction Payment Report

Exhibit 2.01
Côte d'Ivoire

$USD Million
Payee Name	Payment Currency	Business Segment	Fees	Community and Social Responsibility	Total Amount paid by Payee
Direction Generale des Hydrocarbures	USD	Other		2.3	2.3
I'Agence Nationale de l'Environment	USD	Other	0.1		0.1
Total			0.1	2.3	2.4

$USD Million
Project Name	Payment Currency	Business Segment	Fees	Community and Social Responsibility	Total Amount paid by Project	Onshore / Offshore
Oil/Natural Gas-Well-CI-AB	USD	Other	0.1	2.3	2.4	Offshore-Gulf of Guinea
Total			0.1	2.3	2.4

Murphy Oil Corporation 2025 Resource Extraction Payment Report

Exhibit 2.01
United States of America

$USD Million
Payee Name	Payment Currency	Business Segment	Royalties	Fees	Bonuses	Total Amount paid by Payee
US Dept Interior Natural Resources	USD	United States	235.6	1.0		236.6
US Office of Natural Resources	USD	United States		3.2	5.3	8.5
Total			235.6	4.2	5.3	245.1

$USD Million
Project Name	Payment Currency	Business Segment	Royalties	Fees	Bonuses	Total Amount paid by Project	Onshore / Offshore
Oil-Well-US-LA	USD	United States	216.7	3.5	5.3	225.5	Offshore-Gulf of America
Natural Gas-Well-US-LA	USD	United States	18.9	0.7		19.6	Offshore-Gulf of America
Total			235.6	4.2	5.3	245.1
Murphy Oil Corporation 2025 Resource Extraction Payment Report

Exhibit 2.01
Vietnam

$USD Million
Payee Name	Payment Currency	Business Segment	Taxes	Community and Social Responsibility	Total Amount paid by Payee
Vietnam Oil And Gas Group	USD	Other		0.3	0.3
Cuc Thue Thanh Pho Ho Chi Minh	USD	Other	2.7		2.7
Total			2.7	0.3	3.0

$USD Million
Project Name	Payment Currency	Business Segment	Taxes	Community and Social Responsibility	Total Amount paid by Project	Onshore / Offshore
Oil-Well-VN-31	USD	Other		0.1	0.1	Offshore-South China Sea
Oil-Well-VN-43	USD	Other	2.7	0.2	2.9	Offshore-South China Sea
Total			2.7	0.3	3.0
Murphy Oil Corporation 2025 Resource Extraction Payment Report